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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Pioneer Natural Resources Company:

     We consent to the incorporation by reference in the Registration Statements (No. 333-35087, No. 333-35165, No. 333-39153, No. 333-39249, No. 33-44851, No.
333-35085 and No. 333-35175) on Form S-8 and Registration Statements (No. 333-42315, No. 333-44439 and No. 333-39381) on Form S-3 of Pioneer Natural
Resources Company and subsidiaries and its predecessors of our report dated February 13, 1998, relating to the consolidated balance sheet of Pioneer
Natural Resources Company and subsidiaries as of December 31, 1997 and the related consolidated statements of operations and comprehensive income, stockholders' equity, and cash flows for the years ended December 31, 1997 and 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Pioneer Natural Resources Company.





                                                                KPMG LLP

Midland, Texas
March 23, 1999